UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2009
Voyager Learning Company
(Exact name of registrant as specified in its charter)

Delaware	001-07680	36-3580106
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1800 Valley View Lane, Suite 400, Dallas, TX 75234-8923
(Address of principal executive offices) (Zip Code)
(214) 932-9500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EX-2.1
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-99.1
EX-99.2

Item 1.01. Entry into a Material Definitive Agreement.
     Agreement and Plan of Mergers
     On June 20, 2009, Voyager Learning Company (“Voyager”) entered into an Agreement and Plan of Mergers (the “Merger Agreement”) with Cambium-Voyager Holdings, Inc. (“Holdco”) (formerly known as Cambium Holdings, Inc.), Vowel Acquisition Corp. (“Vowel Merger Sub”), VSS-Cambium Holdings II Corp. (“Cambium”), Consonant Acquisition Corp. (“Consonant Merger Sub”) and Vowel Representative, LLC (“Vowel Representative”), solely in its capacity as stockholders’ representative, pursuant to which, subject to the satisfaction or waiver of the conditions therein, Holdco will acquire all of the common stock of each of Cambium and Voyager through the merger of a wholly owned subsidiary of Holdco, Consonant Merger Sub, with and into Cambium (the “Cambium Merger”), and the simultaneous merger of a second wholly owned subsidiary of Holdco, Vowel Merger Sub, with and into Voyager (the “Voyager Merger” and, together with the Cambium Merger, the “Mergers”). Holdco will file a registration statement to register its shares under the Securities Act of 1933, as amended (the “Securities Act”), which registration must be declared effective prior to the mailing of a proxy statement to Voyager’s stockholders in connection with a special stockholder meeting to be held in order to vote on the Voyager Merger. The board of directors of Holdco will initially consist of nine directors, five of which (including the chairperson) will be designated by Cambium, and the remainder of which will be designated by Voyager.
     Under the terms of the Merger Agreement, each holder of Voyager common stock outstanding immediately prior to the effective time of the Mergers will be entitled to receive, for each share of common stock of Voyager held, merger consideration equal to (i) at the election of the stockholder, (x) one share of Holdco common stock or (y) $6.50 in cash; plus (ii) an amount in cash equal to the amount of tax refunds received by Voyager prior to the closing of the Mergers (as reduced by the amount of the Voyager tax refunds contractually required to be placed in escrow at closing), divided by the total number of shares of Voyager common stock outstanding as of the effective time of the Mergers; plus (iii) a contingent value right (“Contingent Value Right” or “CVR”) to receive cash in an amount equal to the aggregate amount of certain tax refunds received after the closing of the Mergers and certain other amounts deposited in escrow on or after the closing date, as reduced by any payments to be made under the escrow agreement, described below, with respect to agreed contingencies, a working capital adjustment and Vowel Representative expenses, divided by the total number of shares of Voyager common stock outstanding as of the effective time of the Mergers. Any amounts payable under the Contingent Value Rights will be payable periodically commencing nine months after the closing and ending on or about October 15, 2013 pursuant to the terms of a contingent value rights agreement and an escrow agreement, each as described below. In the event that the cash elections set forth in clause (i) above would result in a payout of cash in excess of the maximum amount of cash available for cash elections at the effective time of the Mergers (i.e., a cash oversubscription), the cash elections will be subject to proration so that, in the aggregate, the cash consideration payable to holders of Voyager common stock will not exceed the maximum cash consideration amount. The maximum amount of cash available for cash election will be $67.5 million, including $25 million to be contributed by VSS-Cambium Holdings III, LLC, the sole stockholder of Cambium (“Cambium III”).
     As merger consideration, Cambium III will receive 20,454,312 shares of Holdco common stock, issued at the ascribed value of $6.50 per share, and a warrant to purchase the number of shares of Holdco common stock determined by a formula set forth in the Merger Agreement. Upon completion of the Mergers, Cambium III will hold 24,300,466 shares of Holdco common stock, 3,846,154 of which shares will be purchased immediately prior to the effective time of the Mergers through Cambium III’s $25 million contribution.

     Under the Merger Agreement, Voyager will make reasonable efforts to terminate all outstanding options to acquire Voyager common stock and all Voyager stock appreciation rights (“SARs”) prior to completion of the Mergers. Any options to purchase Voyager common stock or Voyager SARs that have not been terminated will, upon completion of the Mergers, be converted into options to acquire shares of, or SARs relating to, Holdco common stock, on the same terms and conditions that applied to the Voyager stock options or the Voyager SARs, including the exercise price, specified in the related Voyager equity awards.
     Under the terms of the Merger Agreement, Vowel Representative will act as representative of the former Voyager stockholders to enforce post-closing obligations of Holdco, Cambium or their subsidiaries under the terms of the Merger Agreement and each of the contingent value rights agreement and the escrow agreement described below, as well as any other transaction documents that provide rights or benefits to Vowel Representative or to any Voyager stockholder after completion of the Mergers. Each Voyager stockholder will severally indemnify Vowel Representative against any liabilities that Vowel Representative may suffer as a result of acting as the stockholders’ representative, which liabilities will be satisfied exclusively from the escrowed funds under the escrow agreement.
     The Merger Agreement places specified restrictions on Voyager’s ability to solicit or pursue any alternative transaction proposal. The completion of the Mergers is subject to approval of the Merger Agreement by Voyager stockholders, expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other specified closing conditions. The Merger Agreement contains certain mutual termination rights as well as termination rights that are specific to each of the parties, and provides that Voyager may be required to pay to Cambium a termination fee in the amount of $7,500,000, and Cambium may be required to pay to Voyager a termination fee in the amount of $4,500,000 or $9,000,000, depending on the particular circumstances in which the Merger Agreement is terminated. In specified circumstances where the Merger Agreement is terminated and no termination fee is payable by either party, Voyager may be required to reimburse Cambium’s transaction expenses, up to an amount of $3,000,000. Cambium has the right to terminate the Merger Agreement at any time, for any reason not otherwise specified in the Merger Agreement, subject only to its obligation to pay to Voyager a termination fee in the amount of $4,500,000.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The Merger Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Voyager or the other parties thereto. In particular, the assertions embodied in Voyager’s representations and warranties contained in the Merger Agreement are qualified by information in the disclosure schedule provided by Voyager and Cambium in connection with the signing of the Merger Agreement. This disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Voyager and Cambium, rather than establishing matters as facts. Accordingly, investors and security holders should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Voyager or Cambium.
     Contingent Value Rights Agreement
     In connection with the transactions contemplated by the Merger Agreement, Holdco, Vowel Representative and Wells Fargo Bank, National Association, as rights agent and CVR registrar (“Rights Agent and Registrar”), will enter into a contingent value rights agreement (the “CVR Agreement”) which provides for distribution by the Rights Agent and Registrar of the CVR payment amounts, if any, received from the escrow agent, as described below. The CVRs represent the right to receive specified tax refunds, if any, received by Voyager after the completion of the Mergers, and certain other amounts deposited by Voyager on or after the closing date, as reduced by any payments to be made under the escrow agreement, described below, with respect to agreed contingencies, a working capital adjustment and Vowel Representative expenses. The CVRs will not be registered under the Securities Act, and will be uncertificated and non-transferable, except as permitted under the terms of the CVR Agreement.
     The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of CVR Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
     Escrow Agreement
     In connection with the transactions contemplated by the Merger Agreement, Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”), Vowel Representative, Holdco and Richard Surratt, Chief Executive Officer of Voyager, will enter into an escrow agreement (the “Escrow Agreement”), pursuant to which the Escrow Agent will administer the following escrow funds: the CVR Escrow Fund, the Excess Employee Payment Fund and the 280G Escrow Fund (as such terms are defined in the Escrow Agreement). Under the terms of the Escrow Agreement, (i) the parties will deposit into the escrow accounts, in addition to other items, the Voyager tax refund holdback amount and all tax refunds received by Voyager following completion of the Mergers, which funds will be paid out to former Voyager stockholders in accordance with the terms of the CVR Agreement, subject to any agreed contingencies, working capital adjustment, expenses to be paid to Vowel Representative and any funds remaining in the 280G Escrow Fund; (ii) certain excess employee payments will be deposited into the Excess Employee Payment Fund, which amounts will be paid out to former Voyager stockholders in accordance with the terms of the CVR Agreement; and (iii) Voyager will deposit funds into the 280G Escrow Fund to satisfy any potential tax gross-up obligations incurred by Mr. Surratt in connection with the Mergers. Generally, payments will be made from the CVR escrow fund, less certain costs incurred, on each of the nine-month and eighteen-month anniversary of the effective time of the Mergers. To the extent not distributed to Mr. Surratt within the applicable period specified in the Escrow Agreement, amounts remaining in the 280G Escrow Fund may, under certain circumstances, be distributed to the Rights Agent and Registrar for distribution to the holders of the CVRs.
     The foregoing description of the Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Escrow Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.
     Voting Agreements
     In connection with the transactions contemplated by the Merger Agreement, SPO Partners II, L.P. (“SPO”) and certain SPO related parties and Keystone Group, L.P. (“Keystone”) and a Keystone related party, each of which is a Voyager stockholder, have each entered into a voting and support agreement with Holdco and Cambium (the “Voyager Voting and Support Agreement”), pursuant to which each stockholder has granted a proxy to an affiliate of Cambium and has undertaken to vote its shares in favor of the Voyager Merger, unless the Merger Agreement has been terminated.
     The foregoing description of the Voyager Voting and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Voyager Voting and Support Agreement entered into by each of Keystone and SPO and their respective related parties, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

     Also in connection with the transactions contemplated by the Merger Agreement, Cambium III entered into a voting and support agreement with Voyager (the “Cambium Voting and Support Agreement”), pursuant to which Cambium III has undertaken to vote its shares in favor of the Cambium Merger, unless the Merger Agreement has been terminated.
     The foregoing description of the Cambium Voting and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cambium Voting and Support Agreement, which is filed as Exhibit 10.4 hereto and incorporated herein by reference.
     Stockholders Agreement
     At closing, Holdco, Cambium III and the Vowel Representative will enter into a Stockholders Agreement (the “Stockholders Agreement”), pursuant to which Cambium III will agree to take or not take specified actions with respect to the size and composition of the board of directors of Holdco and its committees. Under the terms of the Stockholders Agreement, Cambium III will have the right to purchase shares of Holdco common stock if Holdco undertakes to issue shares in circumstances which are not exempt from these preemptive rights under the Stockholders Agreement. Cambium III will also have the right, for a period of twenty-four months from the closing date, to purchase up to the lesser of 7,500,000 or the number of shares of Holdco common stock that can be purchased for an aggregate purchase price of $20 million, in each case at a price per share equal to 90% of the volume weighted average price measured over the 10-day trading period immediately preceding the issuance.
     The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Stockholders Agreement, which is filed as Exhibit 10.5 hereto and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Upon completion of the Mergers described in Item 1.01 above, it is contemplated that Richard Surratt’s employment as President and Chief Executive Officer of Voyager will terminate, and he will be entitled to receive the severance benefits provided for in his employment terms letter dated May 8, 2009, which was previously filed as Exhibit 10.4 to Voyager’s quarterly report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 11, 2009. Mr. Surratt will serve as a director of Holdco following the Mergers.
Item 8.01. Other Events.
     On June 22, 2009, Voyager issued a press release announcing the signing of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     Also on June 22, 2009, Voyager distributed an e-mail communication from Ron Klausner, President of Voyager Learning Company, to the employees of Voyager, announcing the contemplated Mergers. The e-mail communication included employee and customer FAQs and a customer letter. A copy of the employee e-mail communication, including the employee and customer FAQs and the customer letter, are attached hereto as Exhibit 99.2 and incorporated herein by reference.

Forward-Looking Statements
Some of the statements contained herein constitute forward-looking statements. These statements relate to future events including the transaction, our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements. These risks and other factors you should consider include, but are not limited to, the ability to obtain regulatory approvals necessary to complete the transaction, satisfaction of closing conditions in the merger agreement, approval of the merger agreement by our stockholders, loss of key personnel, success of ongoing product development, maintaining acceptable margins, the ability to control costs, changes in customer demands or industry standards, the ability to successfully attract and retain a broad customer base for our current and future products, K-12 enrollment and demographic trends, the level of educational and education technology funding, the impact of federal, state and local regulatory requirements on our business, the impact on our stock price and trading volume as a result of our common stock being traded over-the-counter, the impact of competition and the risk that our competitors will seek to capitalize on the risks and uncertainties confronting us, including those listed above and the uncertainty of economic conditions in general, financial market performance, and other risks listed under “Risk Factors” in our filings with the Securities and Exchange Commission. In some cases, you can identify forward- looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” “priorities,” or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. We undertake no obligation to update any of these statements.
Additional Information and Where to Find It
     In connection with the proposed Mergers, Holdco will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Voyager that also constitutes a prospectus of Holdco. Voyager will mail the proxy statement/prospectus to each of its stockholders. Holdco and Voyager urge investors and security holders to read the proxy statement/prospectus regarding the proposed Mergers when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Voyager’s website (www.voyagercompany.com) under the heading “Investor Relations” and then under the tab “SEC Filings.”
     Holdco, Voyager, and Cambium and their respective directors, executive officers and various other members of management and employees may be soliciting proxies from Voyager stockholders in favor of the Merger Agreement. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Voyager stockholders in connection with the proposed mergers will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Voyager’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 6, 2009. You can obtain free copies of this document from Voyager by writing or calling: Voyager Learning Company, General Counsel, 1800 Valley View Lane, Suite 400, Dallas, TX 75234-8923, (214)932-9500. Additional information regarding the interests of these potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.
     This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of the jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Mergers, dated as of June 20, 2009, by and among Cambium-Voyager Holdings, Inc. (formerly known as Cambium Holdings, Inc.), Voyager Learning Company, Vowel Acquisition Corp., VSS-Cambium Holdings II Corp., Consonant Acquisition Corp. and Vowel Representative, LLC, solely in its capacity as Stockholders’ Representative.

10.1	Form of Contingent Value Rights Agreement to be entered into by and among Cambium-Voyager Holdings, Inc. (formerly known as Cambium Holdings, Inc.), Vowel Representative, LLC, solely in its capacity as Stockholders’ Representative, and Wells Fargo Bank, National Association, as Rights Agent and Initial CVR Registrar.

10.2	Form of Escrow Agreement to be entered into by and among Wells Fargo Bank, National Association, as Escrow Agent, Vowel Representative, LLC, solely in its capacity as Stockholders’ Representative, Cambium-Voyager Holdings, Inc. (formerly known as Cambium Holdings, Inc.), Voyager Learning Company and Richard Surratt.

10.3	Form of Voting and Support Agreement, dated as of June 20, 2009, by and between Cambium-Voyager Holdings, Inc. (formerly known as Cambium Holdings, Inc.) and certain stockholders of Voyager Learning Company.

10.4	Voting and Support Agreement, dated as of June 20, 2009, by and between Voyager Learning Company and VSS-Cambium Holdings III, LLC.

10.5	Form of Stockholders Agreement to be entered into by and among Cambium-Voyager Holdings, Inc. (formerly known as Cambium Holdings, Inc.), VSS-Cambium Holdings III, LLC, and Vowel Representative, LLC, solely in its capacity as Stockholders’ Representative.

Exhibit No.	Description
99.1	Press Release issued by Voyager Learning Company dated June 22, 2009.

99.2	E-mail Communication and Attachments distributed to Voyager Learning Company employees on June 22, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 22, 2009

VOYAGER LEARNING COMPANY
By:	/s/ Todd W. Buchardt
Todd W. Buchardt
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Mergers, dated as of June 20, 2009, by and among Cambium-Voyager Holdings, Inc. (formerly known as Cambium Holdings, Inc.), Voyager Learning Company, Vowel Acquisition Corp., VSS-Cambium Holdings II Corp., Consonant Acquisition Corp. and Vowel Representative, LLC, solely in its capacity as Stockholders’ Representative.

10.1	Form of Contingent Value Rights Agreement to be entered into by and among Cambium-Voyager Holdings, Inc. (formerly known as Cambium Holdings, Inc.), Vowel Representative, LLC, solely in its capacity as Stockholders’ Representative, and Wells Fargo Bank, National Association, as Rights Agent and Initial CVR Registrar.

10.2	Form of Escrow Agreement to be entered into by and among Wells Fargo Bank, National Association, as Escrow Agent, Vowel Representative, LLC, solely in its capacity as Stockholders’ Representative, Cambium-Voyager Holdings, Inc. (formerly known as Cambium Holdings, Inc.), Voyager Learning Company and Richard Surratt.

10.3	Form of Voting and Support Agreement, dated as of June 20, 2009, by and between Cambium-Voyager Holdings, Inc. (formerly known as Cambium Holdings, Inc.) and certain stockholders of Voyager Learning Company.

10.4	Voting and Support Agreement, dated as of June 20, 2009, by and between Voyager Learning Company and VSS-Cambium Holdings III, LLC.

10.5	Form of Stockholders Agreement to be entered into by and among Cambium-Voyager Holdings, Inc. (formerly known as Cambium Holdings, Inc.), VSS-Cambium Holdings III, LLC, and Vowel Representative, LLC, solely in its capacity as Stockholders’ Representative.

99.1	Press Release issued by Voyager Learning Company dated June 22, 2009.

99.2	E-mail Communication and Attachments distributed to Voyager Learning Company employees on June 22, 2009.